Exhibit 99.2

Exact Sciences contact:

J.P. Fielder – jpfielder@exactsciences.com

+1 608 210 5220

Pfizer contact:

Neha Wadhwa – neha.wadhwa@pfizer.com

+1 212 733 2835

Exact Sciences and Pfizer Enter into U.S. Promotion Agreement for Cologuard®

Collaboration is expected to drive Cologuard adoption through expanded sales and marketing efforts

MADISON, Wis. and NEW YORK, August 22, 2018 — Exact Sciences Corp. (Nasdaq: EXAS) and Pfizer Inc. (NYSE: PFE) today announced an agreement through 2021 to co-promote Cologuard, the first and only FDA-approved non-invasive stool DNA screening test for colorectal cancer. Pfizer will join Exact Sciences’ sales representatives in reaching both physicians and health systems and will also actively participate in extending and deepening the Cologuard marketing campaign.

Colorectal cancer is recognized as the most preventable yet least prevented form of cancer and remains the second leading cause of cancer death in the U.S., with more than 50,000 deaths each year. Nine out of 10 people survive more than five years when colorectal cancer is diagnosed in Stages I or II, but only one out of 10 people survive more than five years when the disease is diagnosed in Stage IV. While patient outcomes can be improved through early detection, fewer than two-thirds of people are up-to-date with recommended colorectal cancer screening guidelines.

“This partnership marks a turning point in the fight to end colorectal cancer,” said Kevin Conroy, chairman and CEO of Exact Sciences. “Pfizer is joining Exact Sciences’ mission of eradicating colorectal cancer by helping detect the disease at its earliest, most treatable stages. Together we can help reduce the prevalence of colorectal cancer by combining the power of Cologuard and the talented Exact Sciences team with Pfizer’s experience, relationships and resources.”

Exact Sciences and Pfizer seek to increase colorectal cancer screening rates by accelerating adoption of Cologuard, an accurate, easy-to-use test that’s fully covered by Medicare and most major health insurance plans. Exact Sciences brings a sales force with expertise in colorectal cancer, the innovative science of Cologuard and a recognizable direct-to-consumer marketing campaign. Pfizer brings a large and experienced sales force and relationships integrating with the leading health systems, two areas where Cologuard is most often prescribed, along with deep marketing expertise.

“There is a significant patient need to increase colorectal cancer screening, and our field force has long established relationships with providers who prescribe first-line preventative treatments to patients,” said Nick Lagunowich, regional president, North America, Pfizer Internal Medicine. “By joining forces with Exact Sciences to bring this non-invasive colorectal cancer screening option to more providers and their patients, we hope to substantially increase the early detection of colorectal cancer.”

Under the terms of the agreement, Pfizer will co-promote Cologuard with Exact Sciences beginning in the fourth quarter of 2018. Exact Sciences will maintain responsibility for all aspects of manufacturing and laboratory operations of Cologuard. Pfizer will share gross profits and marketing expenses equally above an agreed upon baseline.

More information about the agreement is available here, in a form 8-K that Exact Sciences will file in compliance with Securities and Exchange Commission rules.

Exact Sciences Conference Call & Webcast

Exact Sciences will host a conference call and webcast on Wednesday, Aug. 22, 2018, at 8:00 a.m. ET to discuss the agreement. The webcast will be available at www.exactsciences.com. Domestic callers should dial 877-201-0168 and international callers should dial +1 (647) 788-4901.

An archive of the webcast will be available at www.exactsciences.com. A replay of the conference call will be available by calling 800-585-8367 domestically or 416-621-4642 internationally. The access code for the replay of the call is 5278277. The webcast, conference call and replay are open to all interested parties.

About Cologuard

Cologuard was approved by the FDA in August 2014 and results from Exact Sciences’ prospective 90-site, point-in-time, 10,000-patient pivotal trial were published in the New England Journal of Medicine in April 2014. Cologuard is included in the American Cancer Society’s (2018) colorectal cancer screening guidelines and the recommendations of the U.S. Preventive Services Task Force (2016) and National Comprehensive Cancer Network (2016). Cologuard is indicated to screen adults of either sex, 50 years or older, who are at typical average-risk for CRC. Cologuard is not for everyone; not for high risk individuals, including those with a family history of colorectal cancer, a personal history of cancer or advanced adenoma, IBD, and certain hereditary syndromes. Positive Cologuard results should be referred to diagnostic colonoscopy. A negative Cologuard test result does not guarantee absence of cancer or advanced adenoma. Following a negative result, patients should continue participating in a screening program at an interval and with a method appropriate for the individual patient. Cologuard performance when used for repeat testing has not been evaluated or established. Medicare and most major insurers cover Cologuard. For more information about Cologuard, visit www.cologuardtest.com. Rx only.

About Exact Sciences Corp.

Exact Sciences Corp. is a molecular diagnostics company focused on the early detection and prevention of the deadliest forms of cancer. The company has exclusive intellectual property protecting its non-invasive, molecular screening technology for the detection of colorectal cancer. For more information, please visit the company’s website at www.exactsciences.com, follow Exact Sciences on Twitter @ExactSciences or find Exact Sciences on Facebook.

About Pfizer Inc., Working together for a healthier world®

At Pfizer, we apply science and our global resources to bring therapies to people that extend and significantly improve their lives. We strive to set the standard for quality, safety and value in the discovery, development and manufacture of health care products. Our global portfolio includes medicines and vaccines as well as many of the world’s best-known consumer health care products. Every day, Pfizer colleagues work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. Consistent with our responsibility as one of the world’s premier innovative biopharmaceutical companies, we collaborate with health care providers, governments and local communities to support and expand access to reliable, affordable health care around the world. For more than 150 years, we have worked to make a difference for all who rely on us. We routinely post information that may be important to investors on our website at www.pfizer.com. In addition, to learn more, please visit us on www.pfizer.com and follow us on Twitter at @Pfizer and @Pfizer_News, LinkedIn, YouTube and like us on Facebook at Facebook.com/Pfizer.

Exact Sciences Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, anticipated results of our sales and marketing efforts, expectations concerning payer reimbursement and the anticipated results of our product development efforts. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; the willingness of health insurance companies and other payers to cover Cologuard and adequately reimburse us for our performance of the Cologuard test; the amount and nature of competition from other cancer screening and diagnostic products and services; the effects of the adoption, modification or repeal of any healthcare reform law, rule, order, interpretation or policy; the effects of changes in pricing, coverage and reimbursement for our products and services, including without limitation as a result of the Protecting Access to Medicare Act of 2014; recommendations, guidelines and quality metrics issued by various organizations such as the U.S. Preventive Services Task Force, the American Cancer Society, and the National Committee for Quality Assurance regarding cancer screening or our products and services; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to maintain regulatory approvals and comply with applicable regulations; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Pfizer Disclosure Notice

The information contained in this release is as of August 22, 2018. Pfizer assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

This release contains forward-looking information about a U.S. co-promote agreement between Pfizer and Exact Sciences Corp. to co-promote Cologuard that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, uncertainties regarding the commercial success of Cologuard; the willingness of health insurance companies and other payers to cover Cologuard and adequately reimburse us for performance of the Cologuard test; the amount and nature of competition from other cancer screening and diagnostic products and services; decisions by regulatory authorities regarding labeling and other matters that could affect the availability or commercial potential of Cologuard; and competitive developments.

A further description of risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Information and Factors That May Affect Future Results”, as well as in its subsequent reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission and available at www.sec.gov and www.pfizer.com.

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